QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1

$100,000,000

RLI CORP.

5.95% Senior Notes Due January 15, 2014

UNDERWRITING AGREEMENT

December 9, 2003

CREDIT SUISSE FIRST BOSTON LLC
BANC ONE CAPITAL MARKETS, INC.
  As Representatives of the Several Underwriters,
    c/o Credit Suisse First Boston LLC,
        Eleven Madison Avenue,
          New York, N.Y. 10010-3629

Dear Sirs:

        1.    Introductory.    RLI Corp., an Illinois corporation ("Company"), proposes to issue and sell to the Underwriters $100,000,000 principal amount ("Offered Securities") of its 5.95% Senior Notes due January 15, 2014 ("Securities"), to be issued under an indenture, dated as of December 9, 2003 ("Indenture"), between the Company and J.P. Morgan Trust Company, National Association, as Trustee. The Company hereby agrees with the several Underwriters named in Schedule A hereto ("Underwriters") as follows:

        2.    Representations and Warranties of the Company.    The Company represents and warrants to, and agrees with, each Underwriter that:

          (a)   a registration statement (No. 333-109568), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective under the Securities Act of 1933, as amended ("Securities Act") and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. Such registration statement, as amended at the time of this Agreement, is hereinafter referred to as the "Registration Statement", and the prospectus included in the Registration Statement, as supplemented to reflect the terms of the Offered Securities and the terms of the offering of the Offered Securities, as filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act;

          (b)   the Prospectus and the Registration Statement comply in all material respects and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply in all material respects with the requirements of the Securities Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations"); the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 7(b) hereof);

          (c)   each document filed by the Company pursuant to the Securities Exchange Act of 1934 ("Exchange Act"), which is incorporated by reference in the Registration Statement and Prospectus, complied as to form when so filed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and each document, if any, hereafter filed prior to and on the Closing Date by the Company and so incorporated by reference in the Registration Statement and Prospectus will comply when so filed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder;

          (d)   the Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act with respect to the Offered Securities registered thereby; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Prospectus and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (e)   the outstanding shares of capital stock of the Company and its subsidiaries, RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company (collectively, the "Subsidiaries"), have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus or pursuant to any of the Company's stock option or employee benefit plans described in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

          (f)    the Company and each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated thereby;

          (g)   the Company and each of the Subsidiaries is duly qualified or licensed by each jurisdiction in which it conducts its respective businesses and in which the failure, individually or in the aggregate, to be so qualified or licensed would have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; the Company and each of the Subsidiaries is duly qualified, and is in good standing, in each jurisdiction in which it owns or leases real property or maintains an office and in which such qualification is necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; each Subsidiary engaged in the insurance business holds such licenses, certificates, permits and other authorizations from governmental authorities necessary for qualification as an insurer in each jurisdiction in which the regular conduct of its business requires such qualification and necessary to carry on their businesses as presently conducted, except where the failure to so qualify would not have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; each such license, certificate, permit, consent, order, approval and authorization is valid and in full force and effect; neither the Company nor any of the Subsidiaries have received any written notice of proceedings related to revocation or modification of any such licenses, certificates, permits, consents, orders, approvals or authorizations; except as disclosed in the Prospectus, the authority of each Subsidiary of the Company engaged in the insurance business to write the classes and lines of insurance authorized by such licenses, certificates, permits and other authorizations material to the Company and the Subsidiaries taken as a whole and described in the Prospectus is unrestricted and neither the Company nor any of the Subsidiaries is a party to any agreement, formal or informal, with any regulatory official or other person limiting the ability of any Subsidiary of the Company from making full use of the licenses, certificates, permits and other authorizations issued to it; except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than as disclosed in the Prospectus or in connection with the Company's investment portfolio, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

          (h)   the Company and each of the Subsidiaries is in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

          (i)    neither the Company nor any of the Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective articles of incorporation or charter or by-laws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that would not have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, and the execution, delivery and performance of this Agreement and the Indenture and consummation of the transactions contemplated hereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the articles of incorporation or charter or bylaws of the Company or any of the Subsidiaries, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, or (iii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or the Subsidiaries; except in the case of this clause (ii) and (iii) for such breaches, defaults, liens, charges, claims or encumbrances that would not have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

          (j)    this Agreement has been duly authorized by all necessary corporate action, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

          (k)   no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's execution, delivery and performance of this Agreement and the Indenture, its consummation of the transaction contemplated hereby, and its sale and delivery of the Offered Securities, other than (i) such as have been obtained, or will have been obtained on the Closing Date under the Securities Act and the Trust Indenture Act and (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Securities are being offered by the Underwriters, except where failure to obtain such approval, authorization, consent or order or to make such filing would not have a material adverse effect on the assets, business operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as whole;

          (l)    the Company and each of the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any written notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would be material and adverse to the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

          (m)  the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the version of the Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T or Rule 424 of the Rules and Regulations;

          (n)   all legal or governmental proceedings, contracts or documents of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required;

          (o)   except as described in the Prospectus, there is no action, suit, proceeding, inquiry or investigation pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their respective officers and directors, in their capacities as such officers and directors, or to which the properties, assets or rights of any such entity or person are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency that could result in a judgment, decree, award or order having a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

          (p)   the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly, in all material respects, the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission, except as disclosed therein; the financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Prospectus Summary—Summary Financial Information" and "Selected Financial Information" fairly present, in all material respects, the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus;

          (q)   KPMG LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus, are and were during the periods covered by their reports independent public accountants as required by the Securities Act and the Rules and Regulations;

          (r)   subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) any material adverse change in the assets, business, operations, earnings, properties or condition (financial or otherwise), of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction, that is material to the Company and the Subsidiaries taken as a whole, entered into by the Company or any of the Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries, that is material to the Company and the Subsidiaries taken as a whole or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

          (s)   any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement and the Indenture shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

          (t)    the Company and each of the Subsidiaries has good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made of such property by the Company or the Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made of such property and buildings by the Company or such Subsidiary;

          (u)   the descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly in all material respects, the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

          (v)   the Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company and the Subsidiaries to conduct their business as described in the Prospectus, and neither the Company, nor any Subsidiary, has received written notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would materially and adversely affect the business, properties, assets, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

          (w)  the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Company maintains a system of disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in its periodic filings with the Commission is recorded, processed, summarized and reported within the time periods specified by the Commission;

          (x)   the Company and each of the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon except where the failure to have made such filings or payments would not have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency that is likely to be asserted against any such entity, which if determined adversely to any such entity, would materially adversely affect the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; and all tax liabilities are adequately provided for on the respective books of such entity in accordance with GAAP;

          (y)   the Company and each of the Subsidiaries maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; provided that this representation does not relate to any reinsurance activities of the Company;

          (z)   neither the Company nor any of the Subsidiaries has violated, or received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any of the Subsidiaries, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, the violation of any of which would have a material adverse effect on the business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

          (aa) neither the Company nor any of the Subsidiaries nor any executive officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in either case in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries, or (iv) has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation that would have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

          (bb) except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

          (cc) all securities issued by the Company or any of the Subsidiaries have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange, except where the failure to so comply would not have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

          (dd) in connection with this offering, the Company has not offered and will not offer its Securities in a manner in violation of the Securities Act. The Company has not distributed, other than to the Underwriters, and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Offered Securities other than to the Underwriters;

          (ee) except for the Underwriters' discounts and commissions, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

          (ff)  no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and any of the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Securities Act and the Rules and Regulations to be described in the Registration Statement and the Prospectus and that is not so described;

          (gg) neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Offered Securities, will be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

          (hh) there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries which are likely to have individually or in the aggregate a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole.

        3.    Purchase, Sale and Delivery of Offered Securities.    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 98.854% of the principal amount thereof plus accrued interest from December 12, 2003 to the Closing Date (as hereinafter defined), the respective principal amounts of Offered Securities set forth opposite the names of the Underwriters in Schedule A hereto.

        The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made to the Company by the Underwriters in Federal (same day) funds by wire transfer to an account of the Company at a bank acceptable to Credit Suisse First Boston LLC ("CSFB") on December 12, 2003, or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The closing shall take place at the offices of Lord, Bissell & Brook LLP, 115 South LaSalle Street, Chicago, Illinois 60603, or such other place as the Company and the Representatives may agree. The Global Securities will be made available for checking at the above office of Lord, Bissell & Brook LLP at least 24 hours prior to the Closing Date.

        4.    Offering by Underwriters.    It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

        5.    Certain Agreements of the Company.    The Company agrees with the several Underwriters that:

          (a)   The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable, subparagraph (5)) not later than the second business day following the execution and delivery of this Agreement.

          (b)   The Company will advise CSFB promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford CSFB a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise CSFB promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its commercially reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c)   If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company promptly will notify CSFB of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

          (d)   As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement relating to the Offered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company's most recent Annual Report Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Securities Act.

          (e)   The Company will furnish to the Representatives copies of the Registration Statement in the form it became effective, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f)    The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as CSFB designates and will continue such qualifications in effect so long as required for the distribution, provided that the Company will not be required to file a general consent to service of process or qualify to do business or subject itself to taxation with respect to doing business in any jurisdiction where it is not so qualified.

          (g)   The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel subject to a maximum of $5,000) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for expenses incurred in distributing preliminary prospectuses, any preliminary prospectus supplements and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for preparing and distributing bound volumes of transaction documents for the Representatives and their legal counsel.

          (h)   The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB for a period beginning at the date of this Agreement and ending at the Closing Date.

        6.    Conditions of the Obligations of the Underwriters.    The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a)   On or prior to the date of this Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of KPMG LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

            (i)    in their opinion the financial statements and schedules examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

            (ii)   they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

            (iii)  on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

              (A)  the unaudited financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

              (B)  at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the capital stock (excluding the impact of incentive stock option exercises) or any increase in long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in shareholder's equity as compared with amounts shown on the latest balance sheet included in the Prospectus; or

              (C)  for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in net income or in the ratio of earnings to fixed charges;

    except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (iv)  they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

  All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          (b)   The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

          (c)   Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d)   The Company shall furnish to the Representatives on the Closing Date an opinion of the General Counsel for the Company and the Subsidiaries, addressed to the Representatives and dated the Closing Date and in form and substance satisfactory to Lord, Bissell & Brook LLP, counsel for the Underwriters, stating that:

            (i)    the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus or pursuant to the Company's stock option and/or employee benefit plans as described in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

            (ii)   each of the Company and the Subsidiaries has been duly incorporated and is existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with the corporate power and authority to own or lease its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions described in this Agreement;

            (iii)  the Company and the Subsidiaries are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed would have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, and the Company and the Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary except where the failure to be so qualified and in good standing would not have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary, any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than as disclosed in the Prospectus or in connection with the Company's investment portfolio, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

            (iv)  to such counsel's knowledge, the Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, judgments, decrees, regulations and orders, including those relating to transactions with affiliates;

            (v)   to such counsel's knowledge, neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred that with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, except such breaches or defaults that would not have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

            (vi)  the execution, delivery and performance of this Agreement and the Indenture by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the articles of incorporation, charter or by-laws of the Company or any Subsidiary, (ii) any provision of any material license, indenture, mortgage, deed of trust, loan, credit or other agreement or instrument known by such counsel and to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets, or (iv) any decree, judgment or order known to such counsel to be applicable to the Company or any Subsidiary; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or the Subsidiaries, except in the case of clauses (A)(ii), (iii) and (iv) and (B), for conflicts, breaches, defaults, liens, charges, claims or encumbrances that would not have a material adverse effect on the assets, business, operations, earnings, properties, or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

            (vii) no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement and the Indenture, the consummation of the transaction contemplated hereby, and the sale and delivery of the Offered Securities by the Company as contemplated hereby, other than such as have been obtained or made under the Securities Act, the Trust Indenture Act and the Rules and Regulations, and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Offered Securities are being offered by the Underwriters or any approval of the underwriting terms and arrangements by the National Association of Securities Dealers, Inc., except where the failure to obtain such approval, authorization, consent or order or to make such filing would not have a material adverse affect on the assets, business, operations, earnings, properties, or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

            (viii) to such counsel's knowledge, each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required to conduct their respective businesses, as described in the Prospectus, except to the extent that any failure to have any such authorizations, consents or approvals would not, individually or in the aggregate, have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; to such counsel's knowledge neither the Company nor any Subsidiaries is in violation of, in default under, or has received any written notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or decree, order or judgment applicable to the Company or any of the Subsidiaries, except any such violation, default or revocation that would not, individually or in the aggregate, have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

            (ix)  the statements under the caption "Business-Regulation" in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects;

            (x)   to such counsel's knowledge, there are no actions, suits or proceedings, inquiries, or investigations pending or threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency that are required to be described in the Prospectus but are not so described;

            (xi)  to such counsel's knowledge, there are no contracts or documents of a character that are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Prospectus that have not been so filed, summarized or described, and all such summaries and descriptions, in all material respects, fairly and accurately set forth the material provisions of such contracts and documents; and

            (xii) each document filed by the Company pursuant to the Exchange Act, which is incorporated by reference in the Registration Statement and Prospectus, complied as to form when so filed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

In addition, such counsel shall state that she has participated in conferences with officers and other representatives of the Company, independent public accountants of the Company, and representatives of the Representatives, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (ix), (x) and (xi) above), she has no reason to believe that the Registration Statement (except the financial statements and other financial and statistical data related to or derived from the financial statements included in the Registration Statement), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except the financial statements and other financial and statistical data related to or derived from the financial statements included in the Prospectus), as of its issue date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e)   The Company shall furnish to the Representatives on the Closing Date an opinion of Katten Muchin Zavis Rosenman, counsel for the Company and the Subsidiaries, addressed to the Representatives and dated the Closing Date and in form and substance satisfactory to Lord, Bissell & Brook LLP, counsel for the Underwriters, stating that:

            (i)    this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except that enforceability of the indemnification and contribution provisions set forth in Section 11 of this Agreement may be limited by the federal or state securities laws of the United States or public policy underlying such laws;

            (ii)   the Indenture has been duly authorized, executed and delivered and has been duly qualified under the Trust Indenture Act; the Offered Securities delivered on such Closing Date have been duly authorized, executed, issued and delivered and conform to the description thereof contained in the Prospectus; and the Indenture and the Offered Securities delivered on such Closing Date constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

            (iii)  such counsel has been notified by the staff of the Commission that the Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened;

            (iv)  as of the effective date of the Registration Statement, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data related to or derived from the financial statements contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations;

            (v)   the statements under the caption "Description of the Notes" in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of legal matters referred to therein, constitute accurate summaries thereof in all material respects.

            (vi)  to such counsel's knowledge, there are no actions, suits or proceedings, inquiries, or investigations pending or threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency that are required to be described in the Prospectus but are not so described; and

            (vii) to such counsel's knowledge, there are no contracts or documents of a character that are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Prospectus that have not been so filed, summarized or described, and all such summaries and descriptions, in all material respects, fairly and accurately set forth the material provisions of such contracts and documents.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company, and representatives of the Representatives, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (ii), (v), (vi) and (vii) above), they have no reason to believe that the Registration Statement (except the financial statements and other financial and statistical data related to or derived from the financial statements included in the Registration Statement), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except the financial statements and other financial and statistical data related to or derived from the financial statements included in the Prospectus), as of its issue date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f)    The Representatives shall have received from Lord, Bissell & Brook LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g)   The Representatives shall have received a certificate, dated the Closing Date, of the Chief Executive Officer and Chief Financial Officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

          (h)   The Representatives shall have received a letter, dated such Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

          (i)    The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and Prospectus, the representations, warranties and statements of the Company contained herein, the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Date as the Underwriters may reasonably request.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFB may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

        7.    Indemnification and Contribution.    (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus, if the Company had previously furnished copies thereof to such Underwriter.

          (b)   Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the

  Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting" and the information contained in the eighth and ninth paragraphs under the caption "Underwriting".

          (c)   Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

          (d)   If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e)   The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

        8.    Default of Underwriters.    If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        9.    Survival of Certain Representations and Obligations.    The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this

Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

        10.    Notices.    All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group (fax no. 212-325-4296), or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at RLI Corp., 9025 N. Lindbergh Drive, Peoria, IL 61615, Attention: General Counsel (fax no. 309-689-2049); provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Underwriter.

        11.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

        12.    Representation of Underwriters.    The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by CSFB will be binding upon all the Underwriters.

        13.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        14.    Applicable Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

        The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,
RLI CORP.
By:	/s/ JOSEPH E. DONDANVILLE Joseph E. Dondanville Senior Vice President and Chief Financial Officer
The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
CREDIT SUISSE FIRST BOSTON LLC BANC ONE CAPITAL MARKETS, INC.
Acting on behalf of themselves and as the Representatives of the several Underwriters
By	CREDIT SUISSE FIRST BOSTON LLC
	By:	/s/ LEANDRO S. GALBAN, JR. Leandro S. Galban, Jr. Managing Director / Vice Chairman

SCHEDULE A

Underwriter	Principal Amount of Offered Securities
Credit Suisse First Boston LLC	$70,000,000
Banc One Capital Markets, Inc	$20,000,000
Cochran, Caronia & Co	$2,500,000
Ferris, Baker Watts, Incorporated	$2,500,000
Fox-Pitt, Kelton, Inc	$2,500,000
Keefe, Bruyette & Woods, Inc	$2,500,000

Total	$100,000,000

QuickLinks

UNDERWRITING AGREEMENT